                                                                                                                                                                                                                                                                                       Exhibit 99.1

HSW International and Sharecare Extend Services Agreement

ATLANTA, January 31, 2011 -- HSW International, Inc. (Nasdaq:HSWI) a leading developer and operator of next-generation web publishing platforms combining traditional web publishing with social media, today announced the extension of its agreement to provide web platform management and support services to Sharecare through December 31, 2011.

HSW International is a founding partner of Sharecare and provided the original technology development services for Sharecare through its Web Platform Services division.  These services resulted in a Web 3.0 platform that features interactive questions and answers combining expert content and social media and enabling efficient and intuitive consumption of trusted content.  HSW International began development for Sharecare in July, 2009, and Sharecare.com was launched in October, 2010.

"Sharecare is an important customer and we’re pleased to continue providing Web 3.0 platform services for another year,” said Greg Swayne, Chairman and Chief Executive Officer of HSW International.  “As a co-founder and equity partner of Sharecare, we’re excited about the potential of the Sharecare website to revolutionize the way people search and exchange information over the internet, validating the Web 3.0 concept.  With this contract signed, we’re now working to secure new service agreements and develop other content verticals outside of health and wellness that lend themselves to the Web 3.0 platform.”

HSW International and the other founding partners of Sharecare have a license to use the Sharecare Web 3.0 platform for their own businesses outside of the health and wellness markets.

About HSW International

HSW International, Inc. (Nasdaq:HSWI) is a leading developer and operator of next-generation web publishing platforms combining traditional web publishing with social media.  The company’s Web 3.0 platform is revolutionizing the way people search and exchange information over the internet.  HSW International’s Web 3.0 platform powers Sharecare, which provides a simple, easy way for consumers to get high quality answers to the questions of health, provided by trusted experts.  HSW International is a co-founder of Sharecare along with Dr. Mehmet Oz, Harpo Productions, Discovery Communications, Sony Pictures Television and Jeff Arnold, the founder of WebMD.  HSW International is currently developing other content areas that lend themselves to the Web 3.0 platform.  HSW International is also the exclusive licensee in China and Brazil for the publication of translated content from Discovery Communications’ HowStuffWorks.com.  For more information visit the company’s website at www.hswinternational.com.

Forward-Looking Statements

This press release contains "forward-looking statements," as defined in Section 27A of the Securities Act of 1993, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements may be in the future tense, and often include words such as "anticipate", "expect", "project", "believe", "plan", "estimate", "intend", "will" and "may". These statements are based on current expectations, but are subject to certain risks and uncertainties, many of which are difficult to predict and are beyond the control of HSW International. Relevant risks and uncertainties include those referenced in HSW International's filings with the SEC, and include but are not limited to: our losses and potential need to raise capital; successfully supporting the Sharecare platform; reliance on third parties such as Sharecare and its other founders and contributors; restrictions on intellectual property under agreements with Sharecare and third parties; challenges inherent in developing an online business; reliance on key personnel; risks of business in foreign countries, notably China and Brazil, including obtaining regulatory approvals and adjusting to changing political and economic policies; governmental laws and regulations, including unclear and changing laws and regulations related to the internet sector in foreign countries, especially China; general industry conditions and competition; and general economic conditions, such as advertising rate, interest rate and currency exchange rate fluctuations. These risks and uncertainties could cause actual results to differ materially from those expressed in or implied by the forward-looking statements, and therefore should be carefully considered. HSW International assumes no obligation to update any forward-looking statements as a result of new information or future events or developments, except as required by law.

Investor Relations Contact:
Stephanie Prince/Jody Burfening
Lippert/Heilshorn & Associates
T: 212-838-3777
sprince@lhai.com